Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-234079, 333-234081, 333-258715, 333-263625 and 333-273885 on Form S-8 of Powerfleet, Inc. of our reports dated June 22, 2023, relating to the consolidated financial statements of MiX Telematics Limited (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K/A dated June 14, 2024.

/s/ Deloitte & Touche

Johannesburg,

South Africa
June 14, 2024